Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Agnico Eagle Mines Limited
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/27/2026
Reporting Entity ESTMA Identification Number	E946113		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Fosterville Gold Mine Pty Ltd (E425485), Agnico Eagle NT Pty Ltd (E573013), Agnico Eagle Australia Pty Ltd (E850329), Canadian Malartic Corporation (E702970), O3 Mining Inc. (E323973)

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jamie Porter				Date	5/27/2026
Position Title	Executive Vice President, Finance & Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Agnico Eagle Mines Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E946113
Subsidiary Reporting Entities (if necessary)	Fosterville Gold Mine Pty Ltd (E425485), Agnico Eagle NT Pty Ltd (E573013), Agnico Eagle Australia Pty Ltd (E850329), Canadian Malartic Corporation (E702970), O3 Mining Inc. (E323973)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Australia	City of Greater Bendigo		150,000							150,000
Australia	Commonwealth of Australia		116,030,000							116,030,000
Australia	Dja Dja Wurrung Clans Aboriginal Corporation			7,380,000	660,000					8,040,000	The reported fees include $115,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.
Australia	Northern Territory Government				570,000					570,000
Australia	State Government of Victoria		580,000	20,540,000	680,000					21,800,000
Canada	Federal Government of Canada		947,350,000	5,310,000	1,060,000					953,720,000
Canada -British Columbia	Government of British Columbia				170,000					170,000
Canada -Nunavut	Government of Nunavut		10,730,000		280,000					11,010,000	The reported fees include $163,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement.
Canada -Nunavut	Kitikmeot Inuit Association				1,780,000					1,780,000

The reported fees include $455,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $115,000 of internal employee costs, based on estimated time allocations.

Canada -Nunavut	Kivalliq Inuit Association			49,050,000	5,730,000					54,780,000

The reported fees include $2,906,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $1,117,000 of internal employee costs, based on estimated time allocations.

Canada -Nunavut	Nunavut Tunngavik Inc.			77,830,000	900,000					78,730,000
Canada -Ontario	Apitipi Anicinapek Nation			17,430,000	4,830,000					22,260,000	The reported fees include $123,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.
Canada -Ontario	Beaverhouse First Nation			2,720,000	5,870,000					8,590,000	The reported fees include $28,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.
Canada -Ontario	Government of Ontario		181,010,000		690,000					181,700,000	The reported fees include $390,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited for activities required as part of the permitting process.
Canada -Ontario	Matachewan First Nation			4,170,000	10,340,000					14,510,000

The reported fees include $227,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $79,000 of internal employee costs, based on estimated time allocations.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Agnico Eagle Mines Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E946113
Subsidiary Reporting Entities (if necessary)	Fosterville Gold Mine Pty Ltd (E425485), Agnico Eagle NT Pty Ltd (E573013), Agnico Eagle Australia Pty Ltd (E850329), Canadian Malartic Corporation (E702970), O3 Mining Inc. (E323973)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Ontario	Métis Nation of Ontario				180,000					180,000	The reported fees include $90,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.
Canada -Ontario	Moose Cree First Nation			4,900,000	8,310,000					13,210,000	The reported fees include $204,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.
Canada -Ontario	Rainy River First Nations			280,000						280,000
Canada -Ontario	Taykwa Tagamou Nation			6,180,000	1,300,000					7,480,000	The reported fees include $20,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.
Canada -Ontario	Town of Cochrane				200,000					200,000
Canada -Ontario	Town of Kirkland Lake		2,290,000							2,290,000
Canada - Ontario	Township of Black River-Matheson		190,000							190,000
Canada - Ontario	Township of Gauthier				350,000					350,000
Canada -Quebec	Abitibiwinni First Nation			2,130,000	2,120,000					4,250,000

The reported fees include $58,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $32,000 of internal employee costs, based on estimated time allocations.

Canada - Quebec	Algonquin Anishinabeg Nation Tribal Council				250,000					250,000
Canada -Quebec	City of Malartic		6,710,000							6,710,000
Canada -Quebec	City of Val-d’Or		730,000		140,000					870,000
Canada -Quebec	Government of Québec		304,200,000		4,890,000					309,090,000
Canada -Quebec	Kitcisakik Anicinape Community				1,310,000					1,310,000	The reported fees include $11,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.
Canada -Quebec	Lac Simon Anishnabe Nation Council				4,110,000					4,110,000

The reported fees include $12,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $11,000 of internal employee costs, based on estimated time allocations.

Canada -Quebec	Long Point First Nation				820,000					820,000
Canada -Quebec	Municipality of Preissac		860,000							860,000
Canada -Quebec	Municipality of Rouyn-Noranda		1,220,000		270,000					1,490,000
Canada -Quebec	Timiskaming First Nation				130,000					130,000
Finland	Government of Finland		122,480,000	18,640,000	2,650,000					143,770,000
Finland	Kittilä Municipality		1,520,000		250,000					1,770,000
Mexico	Government of Mexico		6,250,000	5,560,000	6,850,000					18,660,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Agnico Eagle Mines Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E946113
Subsidiary Reporting Entities (if necessary)	Fosterville Gold Mine Pty Ltd (E425485), Agnico Eagle NT Pty Ltd (E573013), Agnico Eagle Australia Pty Ltd (E850329), Canadian Malartic Corporation (E702970), O3 Mining Inc. (E323973)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Mexico	Municipality of Ocampo				450,000					450,000	The reported fees include $381,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement.
Mexico	Municipality of Temosachi				630,000					630,000	The reported fees include $19,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement.
Mexico	State of Chihuahua				280,000					280,000	The reported fees include $196,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement.
Sweden	Government of Sweden		210,000							210,000
United States of America	Government of the United States of America				230,000					230,000
United States of America	State of Alaska				300,000					300,000

Additional Notes:

1) Amounts are reported in Canadian dollars. For Mexico, Finland, United States of America (USA) and Sweden, local currencies have been converted using average annual rates as per Bank of Canada. For Australia, all payments were expressed in USA dollars and thus converted using the USA exchange rate referred to below. The exchange rates used in the conversion of local currencies to the reporting currencies are as follows:

Mexican peso - 0.07284

USA dollar - 1.3978

Euro - 1.5782

Swedish krona - 0.1427

2) As of December 20, 2025, the following name changes were made to subsidiary reporting entities:

a) NT Mining Operations Pty Ltd has been renamed to Agnico Eagle NT Pty Ltd.

b) Kirkland Lake Gold Australia Pty Ltd has been renamed to Agnico Eagle Australia Pty Ltd.

3) O3 Mining Inc. was wound up during the reporting period and is included for the portion of the year in which it was a reporting entity.

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Agnico Eagle Mines Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E946113
Subsidiary Reporting Entities (if necessary)	Fosterville Gold Mine Pty Ltd (E425485), Agnico Eagle NT Pty Ltd (E573013), Agnico Eagle Australia Pty Ltd (E850329), Canadian Malartic Corporation (E702970), O3 Mining Inc. (E323973)

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Australia	Agnico Eagle Australia	116,160,000							116,160,000
Australia	Fosterville Gold Mine	590,000	27,910,000	1,290,000					29,790,000	The reported fees include $115,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.
Australia	Northern Territory Mining Operations			620,000					620,000
Canada	Exploration			20,000					20,000
Canada -British Columbia	Jennings			170,000					170,000
Canada -Nunavut	Amaruq		77,390,000	210,000					77,600,000
Canada -Nunavut	Greyhound			30,000					30,000
Canada -Nunavut	Hope Bay	1,120,000		2,470,000					3,590,000

The reported fees include $455,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $115,000 of internal employee costs, based on estimated time allocations.

Canada -Nunavut	Meadowbank	187,500,000	30,200,000	4,020,000					221,720,000

The reported fees include $1,761,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $559,000 of internal employee costs, based on estimated time allocations.

The reported taxes are allocated based on relative gross margin.

Canada -Nunavut	Meliadine	117,430,000	24,160,000	2,900,000					144,490,000

The reported fees include $1,309,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $559,000 of internal employee costs, based on estimated time allocations.

The reported taxes are allocated based on relative gross margin.

Canada -Nunavut	Sam			20,000					20,000
Canada -Nunavut	Vault		450,000						450,000
Canada -Ontario	Detour Lake Mine	368,460,000	24,330,000	11,540,000					404,330,000

The reported fees include $771,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement or activities required as part of the permitting process. This includes $381,000 of internal employee costs, based on estimated time allocations.

The reported taxes are allocated based on relative gross margin.

Canada -Ontario	Hammond Reef	10,000	280,000	10,000					300,000
Canada -Ontario	Holt Mine Complex	250,000		20,000					270,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Agnico Eagle Mines Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E946113
Subsidiary Reporting Entities (if necessary)	Fosterville Gold Mine Pty Ltd (E425485), Agnico Eagle NT Pty Ltd (E573013), Agnico Eagle Australia Pty Ltd (E850329), Canadian Malartic Corporation (E702970), O3 Mining Inc. (E323973)

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Ontario	Macassa Mine	177,970,000	9,660,000	9,320,000					196,950,000

The reported fees include $146,000 of in-kind internal employee costs, based on estimated time allocations for activities under the relevant agreement. These amounts are reported at cost.

The reported taxes are allocated based on relative gross margin.

Canada -Ontario	Upper Beaver		1,400,000	11,290,000					12,690,000	The reported fees include $118,000 of in-kind payments valued at cost incurred by Agnico Eagle Mines Limited under the relevant agreement.
Canada - Quebec	Akasaba West			10,000					10,000
Canada -Quebec	Bousquet			20,000					20,000
Canada -Quebec	Canadian Malartic	316,280,000		6,530,000					322,810,000

The reported fees include $56,000 of in-kind payments valued at cost incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $26,000 of internal employee costs, based on estimated time allocations.

The reported taxes are allocated based on relative gross margin.

Canada -Quebec	Cobalt	30,000		10,000					40,000
Canada -Quebec	CSD	1,100,000		620,000					1,720,000
Canada -Quebec	El Coco			50,000					50,000
Canada -Quebec	Francoeur			10,000					10,000
Canada -Quebec	Goldex	69,260,000		4,180,000					73,440,000

The reported fees include $16,000 of in-kind internal employee costs, based on estimated time allocations under the relevant agreement. These amounts are reported at cost.

The reported taxes are allocated based on relative gross margin.

Canada -Quebec	Harricana			10,000					10,000
Canada -Quebec	Johanne			10,000					10,000
Canada -Quebec	Joutel			30,000					30,000
Canada -Quebec	Kinebik			10,000					10,000
Canada -Quebec	Laronde	211,720,000	2,130,000	1,900,000					215,750,000

The reported fees include $55,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement. This includes $29,000 of internal employee costs, based on estimated time allocations.

The reported taxes are allocated based on relative gross margin.

Canada -Quebec	Lebel			10,000					10,000
Canada -Quebec	LTA			10,000					10,000
Canada -Quebec	Marban			30,000					30,000
Canada -Quebec	O3 Mining	20,000		20,000					40,000
Canada -Quebec	Odyssey	70,000		240,000					310,000
Canada - Quebec	Wasamac	170,000		240,000					410,000
Finland	Kittilä	124,000,000	18,640,000	2,890,000					145,530,000
Mexico	Barqueño			1,920,000					1,920,000
Mexico	La India	430,000		390,000					820,000
Mexico	Pinos Altos		5,560,000	1,030,000					6,590,000	The reported fees include $137,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement.
Mexico	Pinos Altos and Creston Mascota	5,820,000		780,000					6,600,000	The reported fees include $459,000 of in-kind payments valued at cost, based on amounts incurred by Agnico Eagle Mines Limited under the relevant agreement.
Mexico	Regional			4,080,000					4,080,000
Sweden	Barsele	210,000							210,000
United States of America	Delta Project			50,000					50,000

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Agnico Eagle Mines Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E946113
Subsidiary Reporting Entities (if necessary)	Fosterville Gold Mine Pty Ltd (E425485), Agnico Eagle NT Pty Ltd (E573013), Agnico Eagle Australia Pty Ltd (E850329), Canadian Malartic Corporation (E702970), O3 Mining Inc. (E323973)

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	Gilt Edge			290,000					290,000
United States of America	Helm Bay			190,000					190,000

Additional Notes[3]:

1) Amounts are reported in Canadian dollars. For Mexico, Finland, United States of America (USA) and Sweden, local currencies have been converted using average annual rates as per Bank of Canada. For Australia, all payments were expressed in USA dollars and thus converted using the USA exchange rate referred to below.

The exchange rates used in the conversion of local currencies to the reporting currencies are as follows:

Mexican peso - 0.07284

USA dollar - 1.3978

Euro - 1.5782

Swedish krona - 0.1427

2) As of December 20, 2025, the following name changes were made to subsidiary reporting entities:

a) NT Mining Operations Pty Ltd has been renamed to Agnico Eagle NT Pty Ltd.

b) Kirkland Lake Gold Australia Pty Ltd has been renamed to Agnico Eagle Australia Pty Ltd.

3) O3 Mining Inc. was wound up during the reporting period and is included for the portion of the year in which it was a reporting entity.

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the “Payments by Project” table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the “Additional Notes” row or the “Notes” column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.